                                                                     Exhibit 5.1
                      PORTER, WRIGHT, MORRIS & ARTHUR, LLP
                                41 S. High Street
                              Columbus, Ohio 43215
                            Telephone: (614) 227-2000
                            Facsimile: (614) 227-2100

                                December 2, 2003

Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017

Ladies and Gentlemen:

         With respect to the Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission by Neoprobe Corporation, a Delaware corporation (the "Company") under the Securities Act of 1933, as amended, relating to the sale of up to 21,817,257 shares (the "Shares") of Common Stock of the Company, $.001 par value (the "Common Stock"), by the selling stockholders named in the Registration Statement (the "Selling Stockholders"), we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Restated Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance of the Shares, the form of Stock Purchase Agreement between the Company and certain of the Selling Stockholders, dated as of October 22, 2003 (the "Purchase Agreement") and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Shares are to be offered for sale, the shares of Common Stock held by the Selling Stockholder are, and the shares of Common Stock issuable upon exercise of warrants and upon conversion of the convertible notes will be, when issued and paid for as provided in such agreements, validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Experts" in the prospectus included in the Registration Statement.

                                    Very truly yours,

                                    /s/ Porter, Wright, Morris & Arthur LLP

                                    Porter, Wright, Morris & Arthur LLP